              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated November 7, 1997, except for Note 2 as to which the date is January 8, 1998, in the Registration Statement on Form SB-2 and related Prospectus of Sonic Foundry, Inc. for the registration of 2,000,000 shares of its common stock and 1,000,000 Redeemable Warrants.

                                       /s/ ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 5, 1998